UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

Date of Report (Date of earliest event reported): September 3, 2021 (September 2, 2021)

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On September 2, 2021, CytoDyn Inc. (the “Company”) issued a press release highlighting a Stipulated Order, issued by the United States District Court in Delaware on September 1, 2021 (the “Stipulated Order”), ordering the activist group led by Paul Rosenbaum and Bruce Patterson to comply with the federal securities laws.

Copies of the press release and the Stipulated Order are included as Exhibits 99.1 and 99.2 to this Report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated September 2, 2021

99.2	Stipulated Order, dated September 1, 2021

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2021		CYTODYN INC.

	By:	/s/ Antonio Migliarese
Antonio Migliarese
Chief Financial Officer

Exhibit 99.1

CytoDyn Highlights Court Ordering Rosenbaum/Patterson Group To Comply With The Federal Securities Laws

Activist Group Illegally Solicited Shareholders

Continues Pattern by Rosenbaum/Patterson Group of Eschewing Transparency, Misleading Shareholders and Ignoring Proxy Rules

VANCOUVER, Washington – September 2, 2021 – The Board of Directors (the “Board”) of CytoDyn Inc. (OTCQB: CYDY) (“CytoDyn” or the “Company”), a late-stage biotechnology company developing leronlimab, a CCR5 antagonist with the potential for multiple therapeutic indications, today issued a statement to shareholders commenting on the Court Order entered yesterday by a United States District Court Judge in the lawsuit brought by CytoDyn against the activist group led by Paul Rosenbaum and Bruce Patterson (the “Rosenbaum/Patterson Group,” the “Activist Group”).

In the Stipulated Order entered by the Court relating to the Activist Group’s email solicitations that had not been filed with the Securities and Exchange Commission in violation of SEC Rules, the Court ordered that:

“1. The Email Solicitations constitute solicitations for purposes of the Securities and Exchange Act of 1934 and SEC Rules promulgated thereunder.

2. Defendants shall comply with the federal securities laws and the SEC Rules, including Rule 14a-6(b), in connection with the subject matter of this proceeding.”

The full text of the Order will be filed on Current Report on Form 8-K in due course.

The Board stated:

“Once again, the Rosenbaum/Patterson Group has demonstrated its willingness to eschew transparency, mislead shareholders and violate the law. In this instance, they were caught red-handed and had no choice but to agree to a Court Order obligating them to comply with federal law and the SEC rules. Shareholders should be highly concerned by this pattern of transgressions on the part of the Activist Group – which we believe underscores the Activist Group’s and its nominee’s lack of fitness to be entrusted with control of CytoDyn and our potentially lifesaving therapeutic drug candidate, leronlimab.

This transgression follows the Activist Group’s continued solicitation of proxies while failing to disclose in clear and prominent language in its materials that shareholders using the Activist Group’s proxy card risk being disenfranchised and not having their votes counted at all. As we have previously announced, CytoDyn informed the Group on July 30, 2021 that its notice of the nomination of five director candidates for the 2021 Annual Meeting was invalid because it failed to comply with the Company’s by-laws. Last week, the Activist Group sued the Company in a different court, the Delaware Court of Chancery, seeking declaratory judgment that their nomination notice was valid. The judge in this case has scheduled a hearing for October 6, 2021. Unless the judge disagrees with us, the Activist Group’s director nominations will be disregarded, and no proxies or votes in favor of its nominees will be recognized or tabulated at the 2021 Annual Meeting.

To reiterate, we urge shareholders to ignore any further emails or mailings from the Rosenbaum/Patterson Group. Shareholders do not need to take any action at this time and will be receiving our proxy materials in the coming weeks. To the extent shareholders have voted on the Activist Group’s proxy card, they can vote on the Company’s proxy card once it becomes available to revoke their vote on the Activist Group’s card. Only the latest-dated proxy card counts.

We will continue to update you on these matters as events warrant.”

About CytoDyn

CytoDyn is a late-stage biotechnology company developing innovative treatments for multiple therapeutic indications using leronlimab, a novel humanized monoclonal antibody targeting the CCR5 receptor. CCR5 plays a critical role in the ability of HIV to enter and infect healthy T-cells and appears to be implicated in tumor metastasis and immune-mediated illnesses, such as NASH.

CytoDyn successfully completed a Phase 3 pivotal trial using leronlimab combined with standard antiretroviral therapies in HIV-infected patients who were heavily treatment-experienced individuals with limited treatment options. CytoDyn is working diligently to resubmit its BLA for this HIV combination therapy since receiving a Refusal to File in July 2020 and subsequently meeting with the FDA telephonically to address their written guidance concerning the filing. On July 1, 2021, CytoDyn announced that it had submitted a dose justification report to the FDA, an integral step in the resubmission process for its BLA. CytoDyn also completed a Phase 2b/3 investigative trial with leronlimab used as a once-weekly monotherapy for HIV-infected patients. CytoDyn plans to initiate a registration-directed study of leronlimab monotherapy indication. If successful, it could support a label expansion approval. Clinical results to date from two trials have shown that leronlimab can maintain a suppressed viral load in a sub-population of R5 HIV patients who chose to switch from their daily pills regimen to once-a-week subcutaneous dose of leronlimab. Several patients on leronlimab’s Phase 2b extension arm have remained virally suppressed for almost 7 years and many patients in our Phase 2b/3 investigative trial are passing two and some four years of monotherapy with suppressed viral load.

CytoDyn is also conducting a Phase 2 clinical trial with leronlimab in mTNBC, a Phase 2 basket trial in solid tumor cancers (22 different cancer indications), Phase 2 investigative trial for post-acute sequelae of SARS COV-2, also known as COVID-19 long haulers, and a Phase 2 clinical trial for NASH. CytoDyn has already completed a Phase 2 and Phase 3 trial for mild-to-moderate and severe-to-critical COVID-19 patients, respectively, for which CytoDyn did not meet its primary or secondary endpoints, except for the secondary endpoint in the critically ill subpopulation. More information is at www.cytodyn.com.

Forward-Looking Statements

This press release contains certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Forward-looking statements specifically include statements about leronlimab, its ability to provide positive health outcomes, the possible results of clinical trials, studies or other programs or ability to continue those programs, the ability to obtain regulatory approval for commercial sales, and the market for actual commercial sales. The Company’s forward-looking statements are not guarantees of performance, and actual results could vary materially from those contained in or expressed by such statements due to risks and uncertainties including: (i) the regulatory determinations of leronlimab’s efficacy to treat human immunodeficiency virus (“HIV”) patients with multiple resistance to current standard of care, COVID-19 patients, and metastatic Triple-Negative Breast Cancer (“mTNBC”), among other indications, by the U.S. Food and Drug Administration and various drug regulatory agencies in other countries; (ii) the Company’s ability to raise additional capital to fund its operations; (iii) the Company’s ability to meet its debt obligations; (iv) the Company’s ability to enter into partnership or licensing arrangements with third-parties; (v) the Company’s ability to identify patients to enroll in its clinical trials in a timely fashion; (vi) the Company’s ability to achieve approval of a marketable product; (vii) the design, implementation and conduct of the Company’s clinical trials; (viii) the results of the Company’s clinical trials, including the possibility of unfavorable clinical trial results; (ix) the market for, and marketability of, any product that is approved; (x) the existence or development of vaccines, drugs, or other treatments that are viewed by medical professionals or patients as superior to the Company’s products; (xi) regulatory initiatives, compliance with governmental regulations and the regulatory approval process; (xii) legal proceedings, investigations or inquiries affecting the Company or its products; (xiii) general economic and business conditions; (xiv)

changes in foreign, political, and social conditions; (xv) stockholder actions or proposals with regard to the Company, its management, or its board of directors; and (xvi) various other matters, many of which are beyond the Company’s control. The Company urges investors to consider specifically the various risk factors identified in its most recent Form 10-K, and any risk factors or cautionary statements included in any subsequent Form 10-Q or Form 8-K, filed with the Securities and Exchange Commission. Except as required by law, the Company does not undertake any responsibility to update any forward-looking statements to take into account events or circumstances that occur after the date of this press release.

Important Information

CytoDyn intends to file with the SEC a definitive proxy statement and associated proxy card in connection with the solicitation of proxies for the Company’s 2021 Annual Meeting. Details concerning the nominees of the Company’s Board of Directors for election at the 2021 Annual Meeting will be included in the proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to CytoDyn Inc. at 1111 Main Street, Suite 660, Vancouver, Washington 98660.

Participants in the Solicitation

The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from stockholders in respect of the 2021 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2021, filed with the SEC on July 30, 2021, and the Company’s definitive proxy statement for the 2020 annual meeting, filed with the SEC on September 1, 2020. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the proxy statement for the 2020 annual meeting, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC, if and when they become available.

CONTACTS

Investors:

Cristina De Leon

Office: 360.980.8524

ir@cytodyn.com

Media:

Dan Zacchei / Joe Germani

Sloane & Company

dzacchei@sloanepr.com / jgermani@sloanepr.com

Exhibit 99.2

Case 1:21-cv-01139-MN Document 35 Filed 09/01/21 Page 1 of 9 PageID #: 672 IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE CYTODYN INC., Plaintiff, v. PAUL A. ROSENBAUM, JEFFREY P. BEATY, ARTHUR L. WILMES, THOMAS J. ERRICO, BRUCE PATTERSON, PETER STAATS, MELISSA YEAGER, and CCTV PROXY GROUP, LLC, Defendants. ) ) ) ) ) ) ) ) ) ) ) ) ) STIPULATION AND PROPOSED ORDER WHEREAS on August 30, 2021, Plaintiff’s counsel notified Defendants’ counsel that they had obtained copies of emails sent by Defendant Rosenbaum to the Company’s stockholders on August 24 and 26, 2021 (appended hereto as Exhibits A and B, together, the “Email Solicitations”) that constituted solicitations and had not been filed with the SEC as required by Rule 14a-6(b); WHEREAS on August 31, 2021, Defendants’ counsel caused the two above-referenced emails to be filed with the SEC; IT IS HEREBY STIPULATED AND AGREED by the parties, subject to the approval of the Court, that: 1. The Email Solicitations constitute solicitations for purposes of the Securities and Exchange Act of 1934 and SEC Rules promulgated thereunder. 2. Defendants shall comply with the federal securities laws and the SEC Rules, including Rule 14a-6(b), in connection with the subject matter of this proceeding.

Case 1:21-cv-01139-MN Document 35 Filed 09/01/21 Page 2 of 9 PageID #: 673

POTTER ANDERSON & CORROON LLP

/s/ Jonathan A. Choa
Kevin R. Shannon (#3137)
Jonathan A. Choa (#5319)
Christopher N. Kelly (#5717)
1313 N. Market Street, 6th Floor
Hercules Plaza
P.O. Box 951
Wilmington, DE 19899
(302) 984-6000
kshannon@potteranderson.com
jchoa@potteranderson.com
ckelly@potteranderson.com

OF COUNSEL:

Andrew W. Stern
Isaac S. Greaney
Alex J. Kaplan
Charlotte K. Newell (#5853)
SIDLEY AUSTIN LLP
787 Seventh Avenue
New York, New York 10019

Attorneys for Plaintiff CytoDyn Inc.

Dated: August 31, 2021

GREENBERG TRAURIG, LLP

/s/ Lisa Zwally Brown
Lisa Zwally Brown (#4328)
The Nemours Building
1007 North Orange Street, Suite 1200
Wilmington, DE 19801
(302) 661-7000
brownli@gtlaw.com

OF COUNSEL:

Hal S. Shaftel
GREENBERG TRAURIG, LLP
MetLife Building
200 Park Avenue
New York, NY 10166

Drew G.L. Chapman
John P. Johnston
Madeline Tusa
BAKER BOTTS L.L.P.
30 Rockefeller Plaza
New York, New York 10112

Attorneys for Defendants

SO ORDERED this 1st day of September 2021.

Maryellen Noreika
The Honorable Maryellen Noreika
United States District Judge

2

Case 1:21-cv-01139-MN Document 35 Filed 09/01/21 Page 3 of 9 PageID #: 674 EXHIBIT A

Case 1:21-cv-01139-MN Document 35 Filed 09/01/21 Page 4 of 9 PageID #: 674 From: Scott Kelly To: Liekefett, Kai H.E.; Newell, Charlotte K.; Antonio Migliarese; Nader Z. Pourhassan Subject: FW: From Paul Rosenbaum Our White Proxy cards have gone out Date: Monday, August 30, 2021 11:22:40 AM Attachments: image001.png image002.jpg Scott A. Kelly, MD Chief Medical Officer, Chairman of the Board, Head of Business Development CytoDyn Inc. (www.cytodyn.com) 1111 Main Street, Suite 660 Vancouver, Washington 98660 E-mail: skelly@cytodyn.com Office: (360) 980-8524 Facsimile: (360) 799-5954 Mobile: (404) 229-6606 CONFIDENTIALITY NOTICE. This e-mail transmission and any documents, files, or previous e-mail messages appended or attached to it may contain information that is confidential or legally privileged. If you are not the intended recipient, or a person responsible for delivering it to the intended recipient, you are hereby notified that you must not read this transmission and that any disclosure, copying, printing, distribution, or use of the information contained or attached to this transmission is strictly prohibited. If you have received this transmission in error, please immediately notify the sender by telephone (360.980.8524) or return the e-mail message to skelly@cytodyn.com and delete the original transmission, its attachments, and any copies without reading or saving in any manner. Thank you. Date: Wednesday, August 25, 2021 at 10:10 AM To: Scott Kelly <skelly@cytodyn.com> Subject: From Paul Rosenbaum Our White Proxy cards have gone out CAUTION: This message is from an outside sender. Do not click links, open attachments, or follow instructions unless you double check the sender’s email address and know the content is safe!

Case 1:21-cv-01139-MN Document 35 Filed 09/01/21 Page 5 of 9 PageID #: 676 From: Paul R [mailto:exitpoll@aol.com] Sent: Tuesday, August 24, 2021 9:17 PM To: exitpoll@aol.com Subject: From Paul Rosenbaum Our White Proxy cards have gone out Dear CytoDyn Inc. stockholders: First of all, thank you for your support so far. We truly expect to win this election contest with your help. We expect the management at CytoDyn to make many attempts to reach out to you prior to the upcoming annual meeting and it could get very confusing as we get close to Oct 28 (the announced annual meeting date). The main point is to vote our proxy on the white card that you will be getting by snail mail or email. Once you vote that white card you can be done as long as you do not fill out anything from the company. Best advice about any material you get from the company: do not respond to after reading. You can never go wrong by filing out any WHITE CARD YOU RECEIVE. Again, if you do fill out any Proxy from the company you will cancel out your vote for us. PLEASE DO NOT FILL OUT ANY PROXY MATERIAL FROM THE COMPANY!Your vote is important, no matter how many shares of CytoDyn, Inc. (“CytoDyn” or “CYDY”) you own. On behalf of the CYDY Investor Group, we recommend that stockholders vote on our WHITE proxy card or voting instruction form (the “WHITE CARD”) that you receive “FOR ALL” of the Investor Group’s highly qualified and very experienced nominees for the CYDY board. You may vote by phone or Internet by following the instructions on the WHITE CARD that you receive. If you received your proxy card or voting instruction form by mail, you can also sign and return it in the enveloped enclosed with the WHITE CARD. IF YOU HAVE ANY QUESTIONS AT ALL we encourage you to contact our proxy solicitor, Okapi Partners LLC, at +1 844-202-7428 (Toll Free).

Case 1:21-cv-01139-MN Document 35 Filed 09/01/21 Page 6 of 9 PageID #: 677 Since this election is a contested proxy solicitation, if you do not give voting instructions to your broker, bank, or other custodian,, your broker, bank, or other custodian will not be able to vote your shares with respect to the election of CYDY directors. We urge you to instruct your broker, bank, or other custodian to vote your shares on the WHITE CARD. We expect CytoDyn management will also send you proxy materials (when filed and available for distribution) and we urge you to discard any such materials. In the event you make a mistake and return a proxy card or voting instruction form sent to you by CYDY management or current board, you can change your vote, by calling our Proxy company Okapi Partners LLC, at +1 844-202-7428 (Toll Free). Only your latest-dated proxy card will count, so voting any card other than the WHITE CARD may change your vote. Hope this note is helpful. Please fill out our White Proxy and return immediately. Thanks again for your support and help. Sincerely, PAUL R. P.S. Tomorrow I will be sending you an email requesting the name of your brokers that hold your shares as well as asking you the number of shares you own and have or will vote. It is strictly for our Proxy firm to check with all the brokers to make sure all our shares have been voted.

Case 1:21-cv-01139-MN Document 35 Filed 09/01/21 Page 7 of 9 PageID #: 678 EXHIBIT B

Case 1:21-cv-01139-MN Document 35 Filed 09/01/21 Page 8 of 9 PageID #: 679 From: Scott Kelly To: Newell, Charlotte K.; Liekefett, Kai H.E.; Antonio Migliarese; Nader Z. Pourhassan Subject: FW: Record date and if any of your shares are out on loan Paul R Date: Monday, August 30, 2021 11:20:44 AM Attachments: image001.png image002.jpg Scott A. Kelly, MD Chief Medical Officer, Chairman of the Board, Head of Business Development CytoDyn Inc. (www.cytodyn.com) 1111 Main Street, Suite 660 Vancouver, Washington 98660 E-mail: skelly@cytodyn.com Office: (360) 980-8524 Facsimile: (360) 799-5954 Mobile: (404) 229-6606 CONFIDENTIALITY NOTICE. This e-mail transmission and any documents, files, or previous e-mail messages appended or attached to it may contain information that is confidential or legally privileged. If you are not the intended recipient, or a person responsible for delivering it to the intended recipient, you are hereby notified that you must not read this transmission and that any disclosure, copying, printing, distribution, or use of the information contained or attached to this transmission is strictly prohibited. If you have received this transmission in error, please immediately notify the sender by telephone (360.980.8524) or return the e-mail message to skelly@cytodyn.com and delete the original transmission, its attachments, and any copies without reading or saving in any manner. Thank you. Date: Thursday, August 26, 2021 at 3:51 PM To: Scott Kelly <skelly@cytodyn.com> Subject: FW: Record date and if any of your shares are out on loan Paul R CAUTION: This message is from an outside sender. Do not click links, open attachments, or follow instructions unless you double check the sender’s email address and know the content is safe!

Case 1:21-cv-01139-MN Document 35 Filed 09/01/21 Page 9 of 9 PageID #: 680 From: Paul R [mailto:exitpoll@aol.com] Sent: Thursday, August 26, 2021 2:58 PM To: exitpoll@aol.com Subject: Record date and if any of your shares are out on loan Paul R To All: CytoDyn has set a record date of September 1st, this coming Wednesday, for its 2021 annual meeting, regarding the election of directors. If you have shares on loan (through a margin account or otherwise) and would like to vote your entire position at the annual meeting, please contact your broker to recall any shares you may have on loan. You must have your shares “long” in your account as of the September 1, 2021 record date to be able to vote at the special meeting. Please let our proxy solicitor, Okapi Partners LLC, know if you have any questions or if they can be of any assistance. write to either one below with any questions bhgoldfarb@okapipartners.com cgarske@okapipartners.com Thanks Paul R